EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 10549

Commissioners:

We consent to the incorporation by reference in the Registration Statements of ITI Technologies, Inc. on Form S-8 (Registration Nos. 33-89826, 333-08943, 333-08945, 333-23751 and 333-58257), of our report dated March 17, 2000, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 17, 2000, relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 29, 2000